Exhibit 99.1

RealPage Reports Third Quarter 2017 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--November 2, 2017--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

  Total revenue of $169.1 million, an increase of 14% year-over-year;
  Net income of $6.8 million, or $0.08 in net income per diluted share, a year-over-year increase of 62% and 60%, respectively;
  Non-GAAP total revenue of $169.8 million, an increase of 15% year-over-year;
  Adjusted EBITDA of $40.0 million, an increase of 21% year-over-year; and
  Non-GAAP net income of $18.4 million, or $0.22 in non-GAAP net income per diluted share, a year-over-year increase of 19% and 10%, respectively.

Comments on the News

“We achieved strong revenue growth, strong profit growth and record new sales bookings during the third quarter,” said Steve Winn, Chairman and CEO of RealPage. “We are quickly integrating our 2017 acquisitions, accelerating the achievement of synergy objectives. We are also seeing results from past investments and continue to invest across our platform to drive innovation and future revenue growth. All of these areas underscore our progress helping rental real estate owners translate actionable insights into improved operational and transactional yields.”

“Our third quarter revenue and adjusted EBITDA performance was in-line to slightly higher than our guidance when excluding the $3.4 million impact on renters’ insurance revenue from hurricanes Harvey and Irma,” said Bryan Hill, CFO and Treasurer of RealPage. “Third quarter financial performance further supports our progression towards our 2020 goal of $1 billion in revenue and $300 million of adjusted EBITDA.”

2017 Financial Outlook

The company continues to exclude from its outlook any impact related to its pending acquisition of LRO® (Lease Rent Options) until the closing date can be determined.

RealPage management expects to achieve the following results during the fourth quarter ended December 31, 2017:

  GAAP total revenue is expected to be in the range of $182.7 million to $185.7 million;
  GAAP net income per diluted share is expected to be in the range of $0.09 to $0.12;
  Non-GAAP total revenue is expected to be in the range of $183.2 million to $186.2 million;
  Adjusted EBITDA is expected to be in the range of $44.0 million to $45.5 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.25 to $0.26;
  Weighted average shares outstanding are expected to be approximately 83.3 million.

RealPage management expects to achieve the following results during the calendar year ended December 31, 2017:

  GAAP total revenue is expected to be in the range of $666.0 million to $669.0 million;
  GAAP net income per diluted share is expected to be in the range of $0.35 to $0.38;
  Non-GAAP total revenue is expected to be in the range of $668.8 million to $671.8 million;
  Adjusted EBITDA is expected to be in the range of $160.5 million to $162.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.91 to $0.92;
  Weighted average shares outstanding are expected to be approximately 82.3 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 844-889-4333 and internationally at 412-717-9596. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10113863, until November 9, 2017.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves nearly 12,500 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy and focus, expected, possible or assumed future results including its financial outlook for the fourth quarter and calendar year ending December 31, 2017, possible timing and results of pending acquisitions, anticipated speed and success of our acquisition integration efforts and the achievement of related synergy objectives, the expected results of our investments to drive innovation and future revenue growth, and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full-year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the timing and completion of the pending acquisition of LRO; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2017 and its Quarterly Report on Form 10-Q filed on August 4, 2017. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax expense (benefit), (8) headquarters relocation costs, and (9) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) headquarters relocation costs, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense (income), (3) costs related to the Hart-Scott-Rodino review process, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense (income), (4) costs related to the Hart-Scott-Rodino review process, (5) headquarters relocation costs, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) costs related to the Hart-Scott-Rodino review process, (6) headquarters relocation costs, and (7) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) costs related to the Hart-Scott-Rodino review process, (7) headquarters relocation costs, (8) amortization of convertible note discount, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a 40.0% tax rate in order to approximate the Company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's ongoing Hart-Scott-Rodino Antitrust Improvements Act review process related to its proposed acquisition of LRO and recently completed acquisition of On-Site. The company believes that these significant legal costs are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$109,334	$104,886
Restricted cash	92,560	83,654
Accounts receivable, less allowance for doubtful accounts of $2,998 and $2,468 at September 30, 2017 and December 31, 2016, respectively	101,164	92,367
Prepaid expenses	14,554	10,836
Other current assets	6,043	5,712
Total current assets	323,655	297,455
Property, equipment, and software, net	147,069	130,428
Goodwill	565,425	259,938
Identified intangible assets, net	143,447	74,976
Deferred tax assets, net	69,589	15,665
Other assets	9,643	9,636
Total assets	$1,258,828	$788,098

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,388	$21,421
Accrued expenses and other current liabilities	77,451	50,464
Current portion of deferred revenue	103,243	89,583
Current portion of term loan	4,600	5,469
Customer deposits held in restricted accounts	92,571	83,590
Total current liabilities	305,253	250,527
Deferred revenue	5,640	6,308
Term loan, net	114,719	116,657
Convertible notes, net	278,392	-
Other long-term liabilities	38,134	29,843
Total liabilities	742,138	403,335
Stockholders’ equity:
Common stock, $0.001 par value: 125,000,000 shares authorized, 87,143,835 and 86,062,191 shares issued and 83,130,124 and 81,087,353 shares outstanding at September 30, 2017 and December 31, 2016, respectively	87	86
Additional paid-in capital	622,224	534,348
Treasury stock, at cost: 4,013,711 and 4,974,838 shares at September 30, 2017 and December 31, 2016, respectively	(51,545)	(30,358)
Accumulated deficit	(54,181)	(119,260)
Accumulated other comprehensive income (loss)	105	(53)
Total stockholders’ equity	516,690	384,763
Total liabilities and stockholders’ equity	$1,258,828	$788,098

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
On demand	$161,578	$140,883	$462,518	$400,904
On premise	648	682	1,982	2,141
Professional and other	6,832	6,390	18,783	16,012
Total revenue	169,058	147,955	483,283	419,057
Cost of revenue(1)	69,348	64,111	199,934	180,937
Gross profit	99,710	83,844	283,349	238,120
Operating expenses:
Product development(1)	21,885	18,743	63,562	54,893
Sales and marketing(1)	42,583	33,860	116,965	101,188
General and administrative(1)	31,004	21,677	82,625	61,955
Impairment of identified intangible assets	-	750	-	750
Total operating expenses	95,472	75,030	263,152	218,786
Operating income	4,238	8,814	20,197	19,334
Interest expense and other, net	(4,677)	(1,064)	(8,549)	(2,846)
(Loss) income before income taxes	(439)	7,750	11,648	16,488
Income tax (benefit) expense	(7,273)	3,540	(9,594)	7,199
Net income	$6,834	$4,210	$21,242	$9,289

Net income per share attributable to common stockholders:
Basic	$0.09	$0.05	$0.27	$0.12
Diluted	$0.08	$0.05	$0.26	$0.12
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	79,838	76,823	79,045	76,615
Diluted	82,760	78,124	82,051	77,525

(1) Includes stock-based expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$1,040	$929	$2,943	$2,506
Product development	2,098	1,900	6,431	5,246
Sales and marketing	3,847	1,406	11,241	8,179
General and administrative	4,779	4,020	15,117	11,452
	$11,764	$8,255	$35,732	$27,383

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$6,834	$4,210	$21,242	$9,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,281	14,052	45,814	40,874
Amortization of debt discount and issuance costs	2,916	120	4,340	325
Deferred taxes	(7,723)	3,104	(10,811)	5,424
Stock-based expense	11,764	8,255	35,732	27,383
Loss on disposal and impairment of other long-lived assets	385	914	472	999
Acquisition-related consideration	(642)	(248)	382	(499)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(3,991)	14,116	9,117	21,329
Net cash provided by operating activities	25,824	44,523	106,288	105,124

Cash flows from investing activities:
Purchases of property, equipment, and software	(11,447)	(22,519)	(38,576)	(61,005)
Acquisition of businesses, net of cash acquired	(225,983)	(95)	(356,861)	(71,400)
Purchase of cost-method investments	-	(3,000)	-	(3,000)
Net cash used in investing activities	(237,430)	(25,614)	(395,437)	(135,405)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(1,133)	(905)	301,159	82,184
Payments of acquisition-related consideration	(888)	(2,140)	(8,073)	(4,876)
Issuance of common stock	8,463	8,131	21,614	16,139
Purchase of treasury stock related to stock-based compensation	(10,181)	(1,600)	(21,189)	(3,779)
Purchase of treasury stock under share repurchase program	-	-	-	(21,244)
Net cash (used in) provided by financing activities	(3,739)	3,486	293,511	68,424
Net (decrease) increase in cash and cash equivalents	(215,345)	22,395	4,362	38,143
Effect of exchange rate on cash	88	7	86	36

Cash and cash equivalents:
Beginning of period	324,591	46,688	104,886	30,911
End of period	$109,334	$69,090	$109,334	$69,090

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue (GAAP)	$169,058	$147,955	$483,283	$419,057
Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Non-GAAP total revenue	$169,756	$147,794	$485,631	$418,295

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross profit (GAAP)	$99,710	$83,844	$283,349	$238,120
Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Depreciation	2,909	2,834	8,855	8,580
Amortization of intangible assets	3,554	4,296	10,934	12,602
Headquarters relocation costs	-	760	-	2,023
Stock-based expense	1,040	929	2,943	2,506
Adjusted gross profit	$107,911	$92,502	$308,429	$263,069

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (GAAP)	$6,834	$4,210	$21,242	$9,289
Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Depreciation, asset impairment, and loss on disposal of assets	7,331	7,119	20,935	19,178
Amortization of intangible assets	9,335	7,847	25,351	22,695
Acquisition-related expense (income)	485	(266)	3,049	(332)
Costs related to the Hart-Scott-Rodino review process	5,993	-	8,702	-
Interest expense, net	4,813	1,079	8,737	2,888
Income tax (benefit) expense	(7,273)	3,540	(9,594)	7,199
Headquarters relocation costs	-	1,353	-	3,552
Stock-based expense	11,764	8,255	35,732	27,383
Adjusted EBITDA	$39,980	$32,976	$116,502	$91,090

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2017	2016	2017	2016
Product development expense (GAAP)		$21,885	$18,743	$63,562	$54,893
Less:	Headquarters relocation costs	-	211	-	541
	Stock-based expense	2,098	1,900	6,431	5,246
Non-GAAP product development expense		$19,787	$16,632	$57,131	$49,106

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2017	2016	2017	2016
Sales and marketing expense (GAAP)		$42,583	$33,860	$116,965	$101,188
Less:	Amortization of intangible assets	5,781	3,551	14,417	10,093
	Headquarters relocation costs	-	220	-	574
	Stock-based expense	3,847	1,406	11,241	8,179
Non-GAAP sales and marketing expense		$32,955	$28,683	$91,307	$82,342

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2017	2016	2017	2016
General and administrative expense (GAAP)		$31,004	$21,677	$82,625	$61,955
Less:	Loss on disposal of assets	385	164	472	249
	Acquisition-related expense (income)	485	(266)	3,049	(332)
	Costs related to the Hart-Scott-Rodino review process	5,993	-	8,702	-
	Headquarters relocation costs	-	162	-	414
	Stock-based expense	4,779	4,020	15,117	11,452
Non-GAAP general and administrative expense		$19,362	$17,597	$55,285	$50,172

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2017	2016	2017	2016
Operating expense (GAAP)		$95,472	$75,030	$263,152	$218,786
Less:	Asset impairment and loss on disposal of assets	385	914	472	999
	Amortization of intangible assets	5,781	3,551	14,417	10,093
	Acquisition-related expense (income)	485	(266)	3,049	(332)
	Costs related to the Hart-Scott-Rodino review process	5,993	-	8,702	-
	Headquarters relocation costs	-	593	-	1,529
	Stock-based expense	10,724	7,326	32,789	24,877
Non-GAAP operating expense		$72,104	$62,912	$203,723	$181,620

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating income (GAAP)	$4,238	$8,814	$20,197	$19,334
Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Asset impairment and loss on disposal of assets	385	914	472	999
Amortization of intangible assets	9,335	7,847	25,351	22,695
Acquisition-related expense (income)	485	(266)	3,049	(332)
Costs related to the Hart-Scott-Rodino review process	5,993	-	8,702	-
Headquarters relocation costs	-	1,353	-	3,552
Stock-based expense	11,764	8,255	35,732	27,383
Non-GAAP operating income	$32,898	$26,756	$95,851	$72,869

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (GAAP)	$6,834	$4,210	$21,242	$9,289
Income tax (benefit) expense	(7,273)	3,540	(9,594)	7,199
(Loss) income before income taxes	(439)	7,750	11,648	16,488

Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Asset impairment and loss on disposal of assets	385	914	472	999
Amortization of intangible assets	9,335	7,847	25,351	22,695
Acquisition-related expense (income)	485	(266)	3,049	(332)
Costs related to the Hart-Scott-Rodino review process	5,993	-	8,702	-
Headquarters relocation costs	-	1,353	-	3,552
Amortization of convertible note discount	2,451	-	3,503	-
Stock-based expense	11,764	8,255	35,732	27,383
Non-GAAP income before income taxes	30,672	25,692	90,805	70,023
Assumed rate for income tax expense (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for non-GAAP income tax expense	12,269	10,277	36,322	28,010
Non-GAAP net income	$18,403	$15,415	$54,483	$42,013

Net income per diluted share	$0.08	$0.05	$0.26	$0.12
Non-GAAP net income per diluted share	$0.22	$0.20	$0.66	$0.54

Weighted average outstanding shares - basic (3)	79,838	76,823	79,045	76,615
Weighted average outstanding shares - diluted (3)	82,760	78,124	82,051	77,525

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
On demand revenue (GAAP)	$161,578	$140,883	$462,518	$400,904
Acquisition-related and other deferred revenue	698	(161)	2,348	(762)
Non-GAAP on demand revenue	$162,276	$140,722	$464,866	$400,142

Ending On Demand Units, Average On Demand Units, RPU, and ACV
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Ending on demand units	12,253	11,251	12,253	11,251
Average on demand units	11,869	11,196	11,406	11,016

ACV	$708,836	$565,700
RPU	$57.85	$50.28
Non-GAAP Total Revenue Guidance

Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three and twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the		Guidance Range for the
	Three Months Ending		Twelve Months Ending
	December 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Revenue (GAAP)	$182,747	$185,747	$666,030	$669,030
Acquisition-related and other deferred revenue	452	452	2,800	2,800
Non-GAAP total revenue	$183,199	$186,199	$668,830	$671,830

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three and twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the		Guidance Range for the
	Three Months Ending		Twelve Months Ending
	December 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Non-GAAP net income:
Net income (GAAP)	$7,168	$10,088	$28,410	$31,330
Income tax expense	(1,316)	(936)	(10,910)	(10,530)
Income before income taxes	5,852	9,152	17,500	20,800

Acquisition-related and other deferred revenue	452	452	2,800	2,800
Asset impairment and loss on disposal of assets	28	28	500	500
Amortization of intangible assets	11,649	11,549	37,000	36,900
Acquisition-related expense	401	271	3,450	3,320
Costs related to the Hart-Scott-Rodino review process	2,348	1,178	11,050	9,880
Amortization of convertible note discount	2,497	2,497	6,000	6,000
Stock-based expense	10,768	10,568	46,500	46,300
Non-GAAP income before income taxes	33,995	35,695	124,800	126,500
Expected effective tax rate (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	13,598	14,278	49,920	50,600
Non-GAAP net income	$20,397	$21,417	$74,880	$75,900

Net income per diluted share	$0.09	$0.12	$0.35	$0.38
Non-GAAP net income per diluted share	$0.25	$0.26	$0.91	$0.92

Weighted average outstanding shares - diluted (3)	83,250	83,250	82,330	82,330

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three and twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the		Guidance Range for the
	Three Months Ending		Twelve Months Ending
	December 31, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Adjusted EBITDA:
Net income (GAAP)	$7,168	$10,088	$28,410	$31,330
Acquisition-related and other deferred revenue	452	452	2,800	2,800
Depreciation, asset impairment, and loss on disposal of assets	7,165	7,065	28,100	28,000
Amortization of intangible assets	11,649	11,549	37,000	36,900
Acquisition-related expense	401	271	3,450	3,320
Costs related to the Hart-Scott-Rodino review process	2,348	1,178	11,050	9,880
Interest expense, net	5,363	5,263	14,100	14,000
Income tax expense	(1,316)	(936)	(10,910)	(10,530)
Stock-based expense	10,768	10,568	46,500	46,300
Adjusted EBITDA	$43,998	$45,498	$160,500	$162,000
(1) We use a non-GAAP tax rate of 40.0% in order to approximate the Company's long-term effective corporate tax rate. Please reference the "Explanation of Non-GAAP Financial Measures" section.

(2) Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(3) For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

CONTACT:
RealPage, Inc.
Investor Relations:
Rhett Butler, 972-820-3773
rhett.butler@realpage.com